EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Heather Dickinson	Liz Lemon
Cisco Systems, Inc.	Cisco Systems, Inc.
(212) 714-4350	(408) 527-8452
hdickins@cisco.com	lemon@cisco.com

CISCO SYSTEMS REPORTS SECOND QUARTER EARNINGS

•	Q2 Net Sales: $6.6 billion (9.3% increase year over year)

•	Q2 Net Income: $1.4 billion GAAP (includes stock-based compensation expense of $188 million, net of tax) compared with $1.1 billion for Q2 FY’05, including pro forma stock-based compensation expense; $1.6 billion non-GAAP (pro forma) compared with $1.5 billion for Q2 FY’05

•	Q2 Earnings Per Share: $0.22 GAAP (includes stock-based compensation expense of $0.03) compared with $0.17 for Q2 FY’05, including pro forma stock-based compensation expense; $0.26 non-GAAP (pro forma) compared with $0.22 for Q2 FY’05

SAN JOSE, Calif. — February 7, 2006 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its second quarter results for the period ended January 28, 2006.

Net sales for the second quarter of fiscal 2006 were $6.6 billion, compared with $6.1 billion for the second quarter of fiscal 2005, an increase of 9.3 percent, and compared with $6.5 billion for the first quarter of fiscal 2006, an increase of 1.2 percent.

Net income for the second quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $1.4 billion or $0.22 per share, which includes stock-based compensation expense related to employee stock options and employee stock purchases of $188 million, net of tax, or $0.03 per share. Net income prior to fiscal 2006 did not include stock-based compensation expense related to employee stock options and employee stock purchases. Including the pro forma stock-based compensation expense previously disclosed in Cisco’s financial statements footnotes, net income for the second quarter of fiscal 2005 was $1.1 billion or $0.17 per share. Net income for the first quarter of fiscal 2006, on a GAAP basis, was $1.3 billion or $0.20 per share, which includes stock-based compensation expense related to employee stock options and employee stock purchases of $228 million, net of tax, or $0.04 per share. Please refer to the table on page 7 for a comparison of net income, including the effect of stock-based compensation expense. Net income on a GAAP basis, which does not include the effect of stock-based compensation expense, for the second quarter of fiscal 2005 was $1.4 billion or $0.21 per share.

Non-GAAP (pro forma) net income for the second quarter of fiscal 2006 was $1.6 billion or $0.26 per share, compared with $1.5 billion or $0.22 per share for the second quarter of fiscal 2005, and compared with $1.6 billion or $0.25 per share for the first quarter of fiscal 2006. A reconciliation between net income on a GAAP basis and non-GAAP (pro forma) net income is provided in a table on page 7.

Net sales for the first six months of fiscal 2006 were $13.2 billion, compared with $12.0 billion for the first six months of fiscal 2005, an increase of 9.5 percent.

Net income for the first six months of fiscal 2006, on a GAAP basis, was $2.6 billion or $0.42 per share, which includes stock-based compensation related to employee stock options and employee stock purchases of $416 million, net of tax, or $0.07 per share. Including the pro forma stock-based compensation expense previously disclosed in Cisco’s financial statements footnotes, net income for the first six months of fiscal 2005 was $2.3 billion or $0.34 per share. Net income on a GAAP basis, which does not include the effect of stock-based compensation expense, for the first six months of fiscal 2005 was $2.8 billion or $0.42 per share.

Non-GAAP (pro forma) net income for the first six months of fiscal 2006 was $3.2 billion or $0.51 per share, compared with $2.9 billion or $0.44 per share for the first six months of fiscal 2005.

During the second quarter of fiscal 2006, Cisco completed the purchase of Cybertrust’s Intellishield Alert Manager and the purchase of selected assets of Digital Fairway Corporation.

“We’re pleased with the solid revenue and earnings per share results Cisco delivered during its second quarter, but also especially pleased with our strong order momentum,” said John Chambers, president and CEO, Cisco Systems, Inc. “This proves our strategy is working in terms of the convergence of voice, video and data along with our balanced approach to our customer segments, core and advanced technologies, business and technology architecture and key geographic theaters.”

“The network is enabling the next generation of IT,” Chambers continued. “As all forms of communications are migrating into the network, it is transforming the way our customers create business models and design new forms of communication-based services for their customers, employees and citizens. Cisco anticipated the need for intelligence throughout the network five years ago and today those dividends are beginning to pay off.”

Cisco will discuss second quarter 2006 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $1.9 billion for the second quarter of fiscal 2006, compared with $1.8 billion for the second quarter of fiscal 2005, and compared with $1.4 billion for the first quarter of fiscal 2006.

•	Cash and cash equivalents and investments were $15.0 billion at the end of the second quarter of fiscal 2006, compared with $16.1 billion at the end of the fourth quarter of fiscal 2005, and compared with $13.5 billion at the end of the first quarter of fiscal 2006.

•	During the second quarter of fiscal 2006, Cisco repurchased 42 million shares of common stock at an average price of $17.87 per share for an aggregate purchase price of $748 million. As of January 28, 2006, Cisco had repurchased and retired 1.7 billion shares of Cisco common stock at an average price of $18.13 per share for an aggregate purchase price of approximately $31.4 billion since the inception of the stock repurchase program.

•	Days sales outstanding (DSO) in accounts receivable at the end of the second quarter of fiscal 2006 were 35 days, compared with 31 days at the end of the fourth quarter of fiscal 2005, and compared with 33 days at the end of the first quarter of fiscal 2006.

•	Inventory turns on a GAAP basis were 6.5 in the second quarter of fiscal 2006, compared with 6.6 in the fourth quarter of fiscal 2005, and compared with 6.5 in the first quarter of fiscal 2006. Non-GAAP (pro-forma) inventory turns were 6.4 in the second quarter of fiscal 2006, compared with 6.4 in the first quarter of fiscal 2006.

“Our second quarter results demonstrate solid financial execution and profitable growth,” said Dennis Powell, Cisco chief financial officer. “As we manage the business for the long term, we have seen strength in many aspects of our business, particularly cash flow from operations of $1.9 billion, non-GAAP (pro forma) net income of $1.6 billion and an 18 percent year-over-year increase in non-GAAP (pro forma) earnings per share to $0.26.”

Business Highlights

•	Cisco announced a definitive agreement to acquire Scientific-Atlanta, Inc.
•	Comcast selected the Cisco CRS-1 Carrier Routing System for its integrated national delivery platform for broadband, communications, video entertainment and future cross-platform services.
•	Shanghai Telecom is expected to become the first telecommunications carrier in China to deploy the Cisco CRS-1 as part of its Cisco Internet Protocol Next-Generation Network (IP NGN).
•	Telstra, one of Australia’s principal telecommunications companies, selected the Cisco CRS-1 to provide a carrier-class foundation for a converged “triple play” network.

•	Both Virgin Entertainment Group and Hannaford Bros. Co. selected the Cisco Intelligent Retail Network to increase store-level productivity and simplify operations.
•	The U.S. Department of Health and Human Services selected Cisco to work with other technology firms to develop prototypes for a Nationwide Health Information Network (NHIN) architecture.
•	Northrop Grumman Corporation teamed with Cisco to provide IP-based rich-media communications to the U.S. Department of Defense through the Defense Information Systems Agency (DISA).
•	During the second quarter, Cisco announced three planned additions to the advanced technology portfolio: 1) hosted small business systems, or Linksys One; 2) application networking services for enterprise customers; and 3) digital video, representing a significant amount of the company’s planned acquisition of Scientific Atlanta for the consumer and service provider market segments. The first two are included in Cisco’s Advanced Technologies revenue category this quarter.

Editor’s Note:

•	Q2 FY’06 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Tuesday, February 7, 2006. Conference call number is 888-848-6507 (United States); 212-519-0847 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time, February 7, 2006 to 4:30 p.m. Pacific Time, February 14, 2006 at 866-357-4205 (United States); 203-369-0122 (international). The replay is also available from February 7, 2006 through April 21, 2006 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time, February 7, 2006. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO on Q2 FY’06 results will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies including the businesses and technologies of Scientific-Atlanta, Inc.; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks relating to our transition to a new manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; natural catastrophic events; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and six months ended January 28, 2006 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, non-GAAP (pro forma) shares used in net income per share calculation, non-GAAP (pro forma) inventory turns, non-GAAP (pro forma) gross margin, and other non-GAAP line items from the Consolidated Statements of Operations, including cost of sales information, gross margin, operating expenses (including research and development, sales and marketing, and general and administrative expenses), other income (loss), net, and provision for income taxes. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP (pro forma) measures used by other companies. Cisco believes that the presentation of non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, non-GAAP (pro forma) shares used in net income per share calculation, non-GAAP (pro forma) inventory turns and non-GAAP (pro forma) gross margin, when shown in conjunction with the corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Cisco further believes that where the adjustments used in calculating non-GAAP (pro forma) net income and non-GAAP (pro forma) net income per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of sales, research and development, sales and marketing, and general and administrative expense), that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. In particular, as Cisco begins to apply SFAS 123(R), it believes that it is useful to investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its statements of operations. For its internal budgets, Cisco’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, payroll tax on stock option exercises, in-process research and development, compensation expense related to acquisitions and investments, amortization of purchased intangible assets, gain (loss) on publicly traded equity securities and the income tax effects of the foregoing on cost of sales, research and development, sales and marketing and general and administrative expenses, as applicable. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

Copyright© 2006 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo, and Linksys are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
NET SALES:
Product	$5,537	$5,106	$11,028	$10,139
Service	1,091	956	2,150	1,894

Total net sales	6,628	6,062	13,178	12,033

COST OF SALES:
Product	1,774	1,669	3,525	3,315
Service	388	340	777	650

Total cost of sales	2,162	2,009	4,302	3,965

GROSS MARGIN	4,466	4,053	8,876	8,068

OPERATING EXPENSES:
Research and development	966	811	1,962	1,616
Sales and marketing	1,431	1,142	2,884	2,262
General and administrative	282	228	560	458
Amortization of purchased intangible assets	56	57	115	117
In-process research and development	—	2	2	14

Total operating expenses	2,735	2,240	5,523	4,467

OPERATING INCOME	1,731	1,813	3,353	3,601

Interest income	168	127	322	257
Other income, net	17	17	—	57

Interest and other income, net	185	144	322	314

INCOME BEFORE PROVISION FOR INCOME TAXES	1,916	1,957	3,675	3,915
Provision for income taxes	541	557	1,039	1,119

NET INCOME	$1,375	$1,400	$2,636	$2,796

Net income per share:
Basic	$0.22	$0.21	$0.43	$0.43

Diluted	$0.22	$0.21	$0.42	$0.42

Shares used in per-share calculation:
Basic	6,146	6,521	6,195	6,577

Diluted	6,248	6,652	6,301	6,713

Net income for the second quarter and the first six months of fiscal 2006 included stock-based compensation expense related to employee stock options and employee stock purchases, net of tax, of $188 and $416, respectively, under SFAS 123(R). There was no stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 in fiscal 2005 because the Company did not adopt the recognition provisions of SFAS 123.

ALLOCATION OF STOCK-BASED COMPENSATION EXPENSE RELATED TO EMPLOYEE STOCK OPTIONS AND EMPLOYEE STOCK PURCHASES

The following table summarizes stock-based compensation expense related to employee stock options and employee stock purchases which was allocated as follows (in millions):

	Three Months Ended		Six Months Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
Cost of sales – product	$11	$—	$30	$—
Cost of sales – service	28	—	62	—

Stock-based compensation expense included in cost of sales	39	—	92	—

Research and development	90	—	193	—
Sales and marketing	106	—	233	—
General and administrative	26	—	60	—

Stock-based compensation expense included in operating expenses	222	—	486	—
Total stock-based compensation expense related to employee stock options and employee stock purchases	261	—	578	—
Tax benefit	(73)	—	(162)	—

Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax	$188	—	$416	—

Net income including pro forma stock-based compensation expense as previously disclosed in Cisco’s financial statements footnotes for the second quarter and the first six months of fiscal 2005 was $1.1 billion or $0.17 per diluted share and $2.3 billion or $0.34 per diluted share, respectively. Please refer to the table on page 7 for a comparison of net income including the effect of stock-based compensation expense.

NON-GAAP (PRO FORMA) CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
NET SALES:
Product	$5,537	$5,106	$11,028	$10,139
Service	1,091	956	2,150	1,894

Total net sales	6,628	6,062	13,178	12,033

COST OF SALES:
Product (a)	1,763	1,669	3,495	3,315
Service (a)	360	340	715	650

Total cost of sales (a)	2,123	2,009	4,210	3,965

GROSS MARGIN (a)	4,505	4,053	8,968	8,068

OPERATING EXPENSES:
Research and development (a)-(c)	850	785	1,709	1,572
Sales and marketing (a)-(c)	1,319	1,132	2,639	2,234
General and administrative (a)-(c)	255	222	497	447

Total operating expenses (a)-(e)	2,424	2,139	4,845	4,253

OPERATING INCOME (a)-(e)	2,081	1,914	4,123	3,815

Interest income	168	127	322	257
Other income, net (f)	17	17	—	4

Interest and other income, net (f)	185	144	322	261

INCOME BEFORE PROVISION FOR INCOME TAXES (a)-(f)	2,266	2,058	4,445	4,076
Provision for income taxes (g)	634	576	1,244	1,141

NET INCOME (a)-(g)	$1,632	$1,482	$3,201	$2,935

Net income per share:
Basic (a)-(g)	$0.27	$0.23	$0.52	$0.45

Diluted (a)-(g)	$0.26	$0.22	$0.51	$0.44

Shares used in per-share calculation:
Basic	6,146	6,521	6,195	6,577

Diluted	6,233	6,652	6,286	6,713

A reconciliation between net income on a GAAP basis and non-GAAP (pro forma) net income including items (a) - (g) is provided in a table on page 7.

RECONCILIATION OF GAAP TO NON-GAAP (PRO FORMA) NET INCOME

(In millions)

	Three Months Ended		Six Months Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
GAAP net income	$1,375	$1,400	$2,636	$2,796
(a) Stock-based compensation expense related to employee stock options and employee stock purchases*	261	—	578	—
(b) Payroll tax on stock option exercises*	3	3	5	4
(c) Compensation expense related to acquisitions and investments*	30	39	70	79
(d) In-process research and development	—	2	2	14
(e) Amortization of purchased intangible assets	56	57	115	117
(f) (Gain) loss on publicly traded equity securities	—	—	—	(53)
(g) Income tax effect	(93)	(19)	(205)	(22)

Non-GAAP (pro forma) net income	$1,632	$1,482	$3,201	$2,935

Note:

*	In Q2 FY’06, stock-based compensation expense of $261 was allocated as follows: $39 to cost of sales ($11 to product cost of sales and $28 to service cost of sales), $90 to R&D, $106 to S&M and $26 to G&A. In Q2 FY’06, payroll tax on stock option exercises of $3 and compensation expense related to acquisitions and investments of $30 was allocated as follows: $26 to R&D, $6 to S&M and $1 to G&A. In Q2 FY’05, payroll tax on stock option exercises of $3 and compensation expense related to acquisitions and investments of $39 was allocated as follows: $26 to R&D, $10 to S&M and $6 to G&A. In the first six months of FY’06, stock-based compensation expense of $578 was allocated as follows: $92 to cost of sales ($30 to product cost of sales and $62 to service cost of sales), $193 to R&D, $233 to S&M and $60 to G&A. In the first six months of FY’06, payroll tax on stock option exercises of $5 and compensation expense related to acquisitions and investments of $70 was allocated as follows: $60 to R&D, $12 to S&M and $3 to G&A. In the first six months of FY’05, payroll tax on stock option exercises of $4 and compensation expense related to acquisitions and investments of $79 was allocated as follows: $44 to R&D, $28 to S&M and $11 to G&A.

In calculating non-GAAP (pro forma) inventory turns for the second quarter of fiscal 2006, stock-based compensation expense of $39 was excluded from cost of sales. In calculating non-GAAP (pro forma) inventory turns for the first quarter of fiscal 2006, stock-based compensation expense of $53 was excluded from cost of sales. In calculating non-GAAP (pro forma) gross margins for the second quarter of fiscal 2006, stock-based compensation expense of $39 was excluded from cost of sales ($11 from product cost of sales and $28 from service cost of sales). In calculating non-GAAP (pro forma) gross margins for the first six months of fiscal 2006, stock-based compensation expense of $92 was excluded from cost of sales ($30 from product cost of sales and $62 from service cost of sales).

RECONCILIATION OF SHARES USED IN THE CALCULATION OF GAAP TO NON-GAAP (PRO FORMA) DILUTED NET INCOME PER SHARE

(In millions)

	Three Months Ended		Six Months Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
Diluted shares used in per-share calculation – GAAP	6,248	6,652	6,301	6,713
Effect of SFAS 123(R)	(15)	—	(15)	—

Diluted shares used in per-share calculation — Non-GAAP (Pro Forma)	6,233	6,652	6,286	6,713

COMPARISON OF NET INCOME INCLUDING THE EFFECT OF STOCK-BASED

COMPENSATION EXPENSE RELATED TO EMPLOYEE STOCK OPTIONS AND EMPLOYEE STOCK PURCHASES

UNDER SFAS 123(R) and SFAS 123

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
Net income – as reported for prior periods (1)	N/A	$1,400	N/A	$2,796
Stock-based compensation expense related to employee stock options and employee stock purchases	$(261)	(428)	$(578)	(888)
Tax benefit	$73	171	$162	355

Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax (2)	$(188)	(257)	(416)	(533)

Net income, including the effect of stock-based compensation expense (3)	$1,375	1,143	$2,636	2,263

Diluted net income per share – as reported for prior periods (1)	N/A	$0.21	N/A	$0.42
Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax, per share (2)	$(0.03)	$(0.04)	$(0.07)	$(0.08)

Diluted net income per share, including the effect of stock-based compensation expense (3)	$0.22	$0.17	$0.42	$0.34

Notes:

(1)	Net income and net income per share prior to fiscal 2006 did not include stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 because Cisco did not adopt the recognition provisions of SFAS 123.
(2)	Stock-based compensation expense and stock-based compensation expense per share prior to fiscal 2006 is calculated based on the pro forma application of SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.
(3)	Net income and net income per share prior to fiscal 2006 represents pro forma information based on SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 28, 2006	July 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$5,151	$4,742
Investments	9,838	11,313
Accounts receivable, net of allowance for doubtful accounts of $171 at January 28, 2006 and $162 at July 30, 2005	2,537	2,216
Inventories	1,345	1,297
Deferred tax assets	1,476	1,475
Prepaid expenses and other current assets	1,264	967

Total current assets	21,611	22,010
Property and equipment, net	3,316	3,320
Goodwill	5,422	5,295
Purchased intangible assets, net	510	549
Other assets	2,793	2,709

TOTAL ASSETS	$33,652	$33,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$684	$735
Income taxes payable	1,437	1,511
Accrued compensation	1,220	1,317
Deferred revenue	3,937	3,854
Other accrued liabilities	2,243	2,094

Total current liabilities	9,521	9,511
Deferred revenue	1,163	1,188

Total liabilities	10,684	10,699

Minority interest	4	10
Shareholders’ equity	22,964	23,174

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,652	$33,883

Note:

Long-term investments and the related deferred taxes on unrealized gains and losses on investments as of July 30, 2005 have been reclassified to current assets in order to conform to the current period’s presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 28, 2006	January 29, 2005
Cash flows from operating activities:
Net income	$2,636	$2,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	512	508
Stock-based compensation expense related to employee stock options and employee stock purchases	578	—
Stock-based compensation expense related to acquisitions and investments	52	79
Provision for doubtful accounts	10	—
Provision for inventory	70	111
Deferred income taxes	1	(41)
Tax benefits from employee stock option plans	—	126
Excess tax benefits from stock-based compensation	(125)	—
In-process research and development	2	14
Net (gains) losses and impairment charges on investments	(21)	(74)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(329)	(446)
Inventories	(115)	(157)
Prepaid expenses and other current assets	(47)	73
Lease receivables, net	(60)	(60)
Accounts payable	(51)	8
Income taxes payable	63	424
Accrued compensation	(97)	(252)
Deferred revenue	59	146
Other accrued liabilities	129	(7)

Net cash provided by operating activities	3,267	3,248

Cash flows from investing activities:
Purchases of investments	(10,467)	(10,366)
Proceeds from sales and maturities of investments	11,886	11,957
Acquisition of property and equipment	(394)	(290)
Acquisition of businesses, net of cash and cash equivalents	(150)	(553)
Change in investments in privately held companies	(90)	(110)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(25)	—
Other	(84)	93

Net cash provided by investing activities	676	731

Cash flows from financing activities:
Issuance of common stock	563	433
Repurchase of common stock	(4,248)	(5,706)
Excess tax benefits from stock-based compensation	125	—
Other	26	45

Net cash used in financing activities	(3,534)	(5,228)

Net increase (decrease) in cash and cash equivalents	409	(1,249)
Cash and cash equivalents, beginning of period	4,742	3,722

Cash and cash equivalents, end of period	$5,151	$2,473

Note:

Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	January 28, 2006	July 30, 2005
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$5,151	$4,742
Fixed income securities	8,917	10,372
Publicly traded equity securities	921	941

Total	$14,989	$16,055

INVENTORIES
Raw materials	$96	$82
Work in process	477	431
Finished goods:
Distributor inventory and deferred cost of sales	419	385
Manufacturing finished goods	145	184

Total finished goods	564	569
Service-related spares	171	180
Demonstration systems	37	35

Total	$1,345	$1,297

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,538	$3,492
Computer equipment and related software	1,307	1,244
Production, engineering, and other equipment	3,377	3,095
Operating lease assets	139	136
Furniture and fixtures	359	355

	8,720	8,322
Less, accumulated depreciation and amortization	(5,404)	(5,002)

Total	$3,316	$3,320

LEASE RECEIVABLES, NET (a)
Current	$282	$248
Noncurrent	379	353

Total	$661	$601

OTHER ASSETS
Deferred tax assets	$1,329	$1,308
Investments in privately held companies	452	421
Income tax receivable	277	277
Lease receivables, net	379	353
Other	356	350

Total	$2,793	$2,709

DEFERRED REVENUE
Service	$3,765	$3,618
Product
Unrecognized revenue on product shipments and other deferred revenue	1,079	1,201
Cash receipts related to unrecognized revenue from two-tier distributors	256	223

	1,335	1,424

Total	$5,100	$5,042

Reported as:
Current	$3,937	$3,854
Noncurrent	1,163	1,188

Total	$5,100	$5,042

Notes:

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.
(b)	Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.